Exhibit 10.4

RESTRICTED STOCK AGREEMENT

(Performance-Based Vesting)

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the      day of                 , 200   (the “Effective Date”), between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and                            (“Employee”).

1.             Award.

(a)           Shares.  Pursuant to the Christopher & Banks Corporation 2005 Stock Incentive Plan, as amended (the “Plan”), the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), equal to the number of Restricted Shares at the Maximum Award Level specified in Exhibit A (the “Restricted Shares”) shall be issued as hereinafter provided in Employee’s name subject to certain restrictions thereon.

(b)           Issuance of Restricted Shares.  The Restricted Shares shall be issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement.

(c)           Plan Incorporated.  Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.  Except as otherwise defined herein, capitalized terms contained in this Agreement shall have the same meaning as set forth in the Plan.

2.             Restricted Shares.  Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)           Performance-Based Forfeiture Restrictions.  Unless or until the performance criteria described in Exhibit A are met, the Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of.  Employee shall, for no consideration, forfeit to the Company all Restricted Shares subject to the Performance-Based Forfeiture Restrictions (as hereinafter defined) that do not vest in accordance with Exhibit A.  The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon failure to meet the performance criteria in Exhibit A are herein referred to as “Performance-Based Forfeiture Restrictions.”  The Performance-Based Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

(b)           Time-Based Forfeiture Restrictions.  The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Time-Based Forfeiture Restrictions (as hereinafter defined) and, in the event of termination of Employee’s employment with the Company or employing subsidiary for any reason other than (i) normal retirement on or after age sixty-five, (ii) death or (iii) disability, as determined by the Company or the employing subsidiary, or except as otherwise provided in the second to last sentence of subsection (c) of this Section 2, Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Time-Based Forfeiture Restrictions.  The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as “Time-Based Forfeiture Restrictions.”  The Performance-Based Forfeiture Restrictions and the Time-Based Forfeiture Restricted are collectively referred to herein as the “Forfeiture Restrictions.”  The Time-Based Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

(c)           Lapse of Forfeiture Restrictions.  The Performance-Based Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with, and to the extent provided in, Exhibit A.  The Time-Based Forfeiture Restrictions shall lapse as to the Issued Restricted Shares (as defined in Exhibit A) in accordance with the following schedule, provided that Employee has been continuously employed by the Company (or any wholly owned or majority owned subsidiary of the Company) from the date of this Agreement through the lapse date:

Lapse Dates	Fraction of Total Number of Issued Restricted Shares as to which Time-Based Forfeiture Restrictions Lapse on such Dates

Date the number of Issued Restricted Shares is first determined in accordance with Exhibit A	1/3

Second anniversary of the Effective Date	1/3

Third anniversary of the Effective Date	1/3

Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares or the Issued Restricted Shares (once determined) on the earlier of (i) the occurrence of a Change in Control (as such term is defined in Section 10 of  the Plan), or (ii) the date Employee’s employment with the Company is terminated by reason of death, disability (as determined by the Company or employing subsidiary) or normal retirement on or after age sixty-five.  In the event Employee’s employment is terminated for any other reason, including retirement prior to age sixty-five with the approval of the Company or employing subsidiary, the Committee which administers the Plan (the “Committee”) may, in the Committee’s sole discretion, approve the lapse of Time-Based Forfeiture Restrictions as to any or all Issued Restricted Shares still subject to such restrictions, such lapse to be effective on the date of such approval or Employee’s termination date, if later.  If the Employee is not, and was not during any portion of Employee’s term of employment, obligated to file reports with respect to the Company’s equity securities pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Committee may delegate its authority to approve the lapse of Time-Based Forfeiture Restrictions as set forth in the preceding sentence to such designee as the Committee deems appropriate in its sole discretion.

(d)           Certificates.  A certificate evidencing the Restricted Shares shall be issued by the Company in Employee’s name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Employee shall not have voting rights and shall not be entitled to receive dividends.  Employee shall not have any voting rights and shall not be entitled to receive any dividends paid by the Company with respect to the Restricted Shares unless and until they are designated as Issued Restricted Shares (as defined in Exhibit A); provided that, Employee shall forfeit such rights at such time, if at all, as the Issued Restricted Shares are forfeited pursuant to the provisions of this Agreement.  The certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement.  Upon request of the Committee or its delegate, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions.  Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without a legend regarding the Forfeiture Restrictions in the name of Employee for the shares upon which Forfeiture Restrictions lapsed.  Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares.  The Company shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

3.             Income Tax Matters.  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Employee, are withheld or collected from Employee.  In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, the Employee may elect to satisfy the Employee’s federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Restricted Shares, by (i) delivering cash, a check (bank check, certified check or personal check) or a money order payable to the Company, (ii) having the Company withhold a portion of the Restricted Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, (iii) delivering to the Company shares of Common Stock already owned by the Employee having a Fair Market Value equal to the amount of such taxes, or (iv) a combination of the methods described above, as determined by the Committee.  The Company will not deliver any fractional Restricted Shares but will pay, in lieu thereof, the Fair Market Value of such fractional Restricted Shares.  The Employee’s election regarding satisfaction of federal and state income tax withholding obligations must be made on or before the date that the amount of tax to be withheld is determined.

4.             Status of Restricted Shares.  Employee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.  Employee also agrees that (i) the certificates representing the Restricted Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel to the Company, constitute a violation of any applicable securities law and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

5.             Employment Relationship.  Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ the Employee, and this Agreement shall not affect in any way the right of the Company or its subsidiaries to terminate the employment of the Employee.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

6.             Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to a delegate to the extent of such delegation, pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

7.             Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Employee permitted under the terms of the Plan.

8.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

CHRISTOPHER & BANKS CORPORATION

By:

EMPLOYEE

Signed:

Printed Name:

Please Check the Appropriate Item (One of the lines must be checked):

              I do not desire the alternative tax treatment provided for in the Internal Revenue Code Section 83(b).

              I do desire the alternative tax treatment provided for in Internal Revenue Code Section 83(b) and desire that forms for such purpose be forwarded to me.

* I acknowledge that the Company has urged me to consult with a tax consultant or advisor of my choice before the above block is checked.

Please furnish the following information for shareholder records:

(Given name and middle initial must	Social Security Number
be used for stock registry)

Address (Street)	Birth Date
Month/Day/Year

Address (City)	Day phone number

Address (Zip Code)

United States Citizen:  Yes       No

PROMPTLY NOTIFY THIS OFFICE OF ANY CHANGE IN ADDRESS.

EXHIBIT A

Performance Vesting

This Exhibit A to the Restricted Stock Agreement (the “Agreement”) contains the performance criteria for the Performance-Based Forfeiture Restrictions to lapse with respect to the Restricted Shares.  Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

Number of Restricted Shares at Threshold, Target and Maximum Award Levels

Award Level	Number of Restricted Shares

Threshold	[# of shares at Threshold]
Target	[# of shares at Target]
Maximum	[# of shares at Maximum]

Lapse of Performance-Based Forfeiture Restrictions

Except as otherwise provided in Section 2(c) of the Agreement, the Performance-Based Forfeiture Restrictions will lapse as follows:

•                  If Operating Income (as defined below) equals $               (the “Operating Income Target”): (1) the Performance-Based Forfeiture Restrictions will lapse with respect to the number of Restricted Shares equal to the Target Award Level and (2) the number of Restricted Shares equal to the difference between the Maximum Award Level and the Target Award Level will be forfeited.

•                  If Operating Income equals 80% of the Operating Income Target: (1) the Performance-Based Forfeiture Restrictions will lapse with respect to the number of Restricted Shares equal to the Threshold Award Level and (2) the number of Restricted Shares equal to the difference between the Maximum Award Level and the Threshold Award Level will be forfeited.

•                  If Operating Income equals 120% or more of the Operating Income Target, the Performance-Based Forfeiture Restrictions will lapse with respect to the number of Restricted Shares equal to the Maximum Award Level.

•                  If Operating Income is below 80% of the Operating Income Target: (1) no Performance-Based Forfeiture Restrictions will lapse with respect to any Restricted Shares and (2) the number of Restricted Shares equal to the Maximum Award Level will be forfeited

•                  If Operating Income is more than 80% but less than 100% of the Operating Income Target, then (1) the Performance-Based Forfeiture Restrictions will lapse with respect to the number of Restricted Shares that is linearly interpolated between the Threshold Award Level and the Target Award Level based on Operating Income as compared to

Operating Income Target and (2) the number of Restricted Shares equal to the difference between the Maximum Award Level and the interpolated share number will be forfeited.

•                  If Operating Income is more than 100% but less than 120% of the Operating Income Target, then (1) the Performance-Based Forfeiture Restrictions will lapse with respect to the number of Restricted Shares that is linearly interpolated between the Target Award Level and the Maximum Award Level based on Operating Income as compared to Operating Income Target and (2) the number of Restricted Shares equal to the difference between the Maximum Award Level and the interpolated share number will be forfeited.

The number of Restricted Shares for which the Performance-Based Forfeiture Restrictions lapse in accordance with the performance criteria described above shall be referred to in the Agreement as the “Issued Restricted Shares.”

As used herein, “Operating Income” shall mean income before interest and taxes determined in accordance with Generally Accepted Accounting Principles (“GAAP”) but prior to accruing expense for any Awards paid under the 2006 Senior Executive Incentive Plan or any other bonuses paid by the Company during the fiscal year and excluding the impact (whether positive or negative) thereon of any change in accounting standards or extraordinary items.

Chief Financial Officer Certification Required as Condition to Vesting

The Chief Financial Officer shall certify in writing to the Committee the Operating Income for the fiscal year ended February 28, 2009.

No Fractional Shares

To the extent the Performance-Based Forfeiture Restrictions lapse pursuant to this Exhibit A with respect to a number of shares of Common Stock that is not a whole number, then the number of Issued Restricted Shares shall be rounded down to the nearest whole number.